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                                                                    EXHIBIT 99.1



                                      PROXY
                            TMBR/SHARP DRILLING, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Thomas C. Brown and David N. Fitzgerald as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.10 per share of TMBR/Sharp Drilling, Inc. held of record by the undersigned on January 5, 2004 at the special meeting of shareholders to be held on February 11, 2004 or any adjournment or postponement thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.


1. Proposal to approve the Agreement and Plan of Merger, dated May 26, 2003, by and among Patterson-UTI Energy, Inc., Patterson-UTI Acquisition, LLC and TMBR/Sharp Drilling, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger dated December 30, 2003, by and among the same parties, and approval of the transactions contemplated thereby, including the merger, pursuant to which TMBR/Sharp Drilling, Inc. will be merged with and into Patterson-UTI Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of Patterson-UTI Energy, Inc, and each share of TMBR/Sharp Drilling, Inc. common stock, $.10 par value per share (except those shares owned directly or indirectly by Patterson-UTI Energy, Inc. or TMBR/Sharp Drilling, Inc. and those shares owned by dissenting shareholders), will be converted into the right to receive $9.09 in cash and 0.312166 of a share of common stock, $0.01 par value per share, of Patterson-UTI Energy, Inc.


         [ ] FOR                     [ ] AGAINST                 [ ]  ABSTAIN


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2.       Proposal to approve the adjournment of the special meeting of shareholders to a date not later than February 24, 2004.


         [ ] FOR                     [ ] AGAINST                 [ ]  ABSTAIN


                                                --------------------------------
                                                Signature


Dated: ____________ ___, 2004
                                                --------------------------------
                                                Signature, if held jointly


Please date the proxy and sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.